                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                             ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

         FIRST: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the
Corporation, the Board of Directors of the Corporation has allocated Two Billion
Four Hundred Forty Seven Million Five Hundred Thousand (2,447,500,000) shares of the Three Billion (3,000,000,000) shares of authorized capital stock of the
Corporation, par value One Cent ($0.01) per share, for an aggregate par value of
Twenty One Million Seven Hundred Twenty Five Thousand Dollars ($24,475,000). As
a result of the action taken by the Board of Directors referenced in Article
FIRST of these Articles Supplementary, the six (6) Series of stock of the
Corporation and the number of shares and aggregate par value of each is as follows:

      Series                     Number of Shares           Aggregate Par Value
      ------                     ----------------           -------------------

      Equity Income Fund         360,000,000                    $  3,600,000

      Value Fund                 1,000,000,000                  $ 10,000,000

      Real Estate Fund           75,000,000                     $    750,000

      Small Cap Value Fund       475,000,000                    $  4,750,000

      Equity Index Fund          450,000,000                    $  4,500,000

      Large Cap Value Fund       87,500,000                     $    875,000

         SECOND: Pursuant to authority expressly vested in the Board of
Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation,
the Board of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the
Series in Article EIGHTH above among the Classes of shares. As a result of the action taken by the Board of Directors, the Classes of shares of the six (6)
Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                                   Number of
                                                                   Shares                      Aggregate
      Series Name                     Class Name                   Allocated                   Par Value
      -----------                     ----------                   ---------                   ---------

      Equity Income Fund              Investor                     300,000,000                $3,000,000
                                      Institutional                 25,000,000                   250,000
                                      Service                                0                         0
                                      Advisor                       25,000,000                   250,000
                                      C                             10,000,000                   100,000

      Value Fund                      Investor                     750,000,000                $7,500,000
                                      Institutional                100,000,000                 1,000,000
                                      Service                                0                         0
                                      Advisor                      100,000,000                 1,000,000
                                      C                             50,000,000                   500,000

      Real Estate Fund                Investor                      50,000,000                  $500,000
                                      Institutional                 12,500,000                   125,000
                                      Service                                0                         0
                                      Advisor                       12,500,000                   125,000

      Small Cap Value Fund            Investor                     400,000,000                $4,000,000
                                      Institutional                 12,500,000                   125,000
                                      Service                                0                         0
                                      Advisor                       50,000,000                   500,000
                                      C                             12,500,000                   125,000

      Equity Index Fund               Investor                     100,000,000                $1,000,000
                                      Institutional                350,000,000                 3,500,000

      Large Cap Value Fund            Investor                      50,000,000                  $500,000
                                      Institutional                 12,500,000                   125,000
                                      Service                                0                         0
                                      Advisor                       12,500,000                   125,000
                                      C                             12,500,000                   125,000

         THIRD: Except as otherwise provided by the express provisions of these
Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

         FOURTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and
is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

         FIFTH: The Board of Directors of the Corporation had classified as
Series the authorized capital stock of the Corporation and has allocated shares to each Series as set forth in these Articles Supplementary.

         IN WITNESS WHEREOF, AMERICAN CENTURY CAPITAL PORTFOLIOS, INC. has
caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant
Secretary on this 6th day of March, 2002.

                                            AMERICAN CENTURY
ATTEST:                                     CAPITAL PORTFOLIOS, INC.

/s/Charles A. Etherington                          /s/David C. Tucker
Name:  Charles A. Etherington                      Name:  David C. Tucker
Title: Assistant Secretary                         Title: Senior Vice President

         THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY CAPITAL
PORTFOLIOS, INC., who executed on behalf of said Corporation the foregoing
Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said
Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  March 6, 2002                     /s/David C. Tucker
                                          David C. Tucker, Senior Vice President